Exhibit 10.20

                                   MEMORANDUM
                                  26 March 2003

TO: Pres (BB Sahay), Payroll (P. Baboota), A/P (G. Cox), H/R (C. Hanna), Admin (C. Cumberland)

FROM:    VPMed (C. Wallace)

SUBJ: NEW BRANCH OFFICE LOCATION FOR CALIFORNIA COASTAL REGION AND CHANGE OF ADDRESS FOR FRED BROOKS.

      A. TII now has an official office location for the California Coastal Region. It is in the town of Morro Bay, located quite near California Men's Colony and near San Luis Obispo.

      B.    This is also the new residence for Fred Brooks, the Branch Manager.

      C.    The new address and telephone number is:


                              2573 GREENWOOD AVENUE
                           MORRO BAY, CALIFORNIA 93442
                           TEL. AND FAX: 805-771-8159

      D. TII has agreed to pay half of the rent for this location since it is an office as well as a residence. Please see that Fred receives this payment by the first of the month. The total rent it: $1,150.00 / month, so that would mean that we pay Fred

                                     $575.00

            as rent. Please pay him prior to the first of the month.

      E. At this moment, Fred is having problems with the new telephone line. He is trying to get this corrected today. He is able to receive calls, and can call locally or in 800 numbers, but otherwise cannot call (or FAX) outside the 805 area code.

      F. I have asked him to FAX in the latest time sheets from some local store such as Kinko's.

                    STANDARD MONTH TO MONTH RENTAL AGREEMENT
                APARTMENT ASSOCIATION OF LOS ANGELES COUNTY, INC.
          (PREPARED IN ACCORDANCE WITH CALIFORNIA LANDLORD-TENANT LAW)


                                                                   APARTMENT NO.

     LANDLORD: JEAN R. RANKIN

     TENANT: FRED BROOKS BAY

     PREMISES: 2573 GREENWOOD MORRO

A.   Term:           Month to Month            H.   Liquidated Damages:   $1,000

B.   Beginning       March 15th 2003           I.   Premises Preparation  $0
     Date:                                          Charge:

C.   Rent Per        $1,150                    J.   Utilities Provided    NONE
     Month:

D.   Date Rent Due:  1st DAY EACH MONTH        K.   Parking Charge        $0

E.   Late Rent       $10 PER DAY AFTER 5 DAYS  L.   Key Deposit           $0
     Charge:

F.   Security        1,000                     M.   Children              NO
     Deposit:

G.   Minimum         TWELVE MONTHS             N.   Charitable            ----
     Tenancy:                                       Organizations

1st MONTHS RENT PRORATED 03-31-03                ONE DOC OK AT $5.00 P/MTH EXTRA

      TENANT AGREES THAT each of the terms of this Agreement and of Landlord's Rules and Regulations, if any, constitutes an independent condition on Tenant's right to possession of the Premises. Any failure by Tenant to comply with one or more of such terms shall constitute a default hereunder and Landlord may terminate Tenant's right to possession of the Premises and/or forfeit this Agreement, in any manner provided by law.

      FURTHER, TENANT AGREES THAT:

1. Term/Beginning Date: The Term of this tenancy, for the Premises described above, and the Beginning Date thereof, are designated in Sections A and B.

2. Rent/Late Rent Charge: Tenant shall pay to Landlord the rend due in advance, for each rental month. In the amount and on the date designated in Sections C and D. In the event that the Beginning Date of this Agreement is a day other than the first day of the month, the rent shall be prorated to the first day of the succeeding month. Should Tenant fail to pay an installment of rent of any portion thereof, when due, Tenant shall pay the amount designated in Section E. to Landlord, as a Late Rent Charge. At Landlord's election, such Charge shall be deemed additional rent for such rental month and collected as such, or landlord may deduct such Charge from Tenant's Security Deposit. Any claim by Tenant for a refund of the Security Deposit shall be deemed compensated to the extent of any deduction of such Charge. Such Charge shall be deemed Liquidated Damages in as much as Landlord's damages (preparation of notice, service of notice, collection attempts, extra man-hours and bookkeeping, etc.) would be impracticable or extremely difficult to compute under C.Css.ss.1670, 1671 and C.C.P.ss.1951.5.

3. Security Deposit: Tenant shall deposit with Landlord the amount designated in Section F to secure Tenant's compliance with all of the conditions of this Agreement and Landlord's Rules and Regulations, if any. The Deposit shall not be deemed rent for any rental month, unless Landlord so elects, nor shall it constitute a measure of Landlord's damages in the event of a default by Tenant. Tenant shall not be entitled to any Interest on this Deposit, nor of any deposit made under this Agreement. In the event of a default by Tenant under the conditions of this agreement or Landlord's Rules and Regulations, if any, Landlord may deduct that amount necessary, from the Deposit, to compensate Landlord for all damage caused by such default. Should a written notice designating the amount of the deduction and explaining the reason thereof. If Tenant fails to pay that amount to Landlord within 3 days, Landlord may deem such failure a default under this Agreement and proceed in any manner provide by law. Upon termination of the tenancy, for any reason whatsoever, as much of the Deposit as is reasonably necessary shall be used for repair of the Premises and its appurtenances, over and above normal wear and tear, and to compensate Landlord for any unpaid rent or Liquidated Damages. If the Deposit is insufficient for such purpose, Landlord, may proceed with collection of the deficiency from Tenant. Acceptance of a refund of all or a portion of the Deposit, by Tenant, shall constitute a full and final release of Landlord from any and all claims of Tenant, of any nature whatsoever.

4. Minimum Tenancy: Unless a different period is designated in Section G. Tenant shall be liable to Landlord for rent for a period of 6 consecutive months following the Beginning Date hereof, if Tenant's tenancy is terminated during said period by Tenant (unless due to Landlord's default or by Landlord due to Tenant's default. Tenant shall pay an amount equal to the Security Deposit, to Landlord, as Liquidated Damages and Landlord may apply Tenant's Security Deposit in payment of such amount. Any claim by Tenant for a refund of this Security Deposit shall be deemed compensation to the extent of any such application of the Security Deposit. The amount so applied shall be deemed Liquidated Damages in as much as Landlord's damages (lost rent, cost of advertising, re-rental, etc.) would be impracticable or extremely difficult to computer under C.C.ss.ss.1670, 1671 and C.C.P.ss.1951.5. II Tenant's tenancy is terminated by Landlord under Paragraph 15 hereof, this paragraph shall not apply.

5. Premises Preparation Charge: Tenant shall pay to Landlord the amount designated in Section I, as a Premises Preparation Charge. Such Charge constitutes a part of the consideration paid by Tenant for the rental of the Premises and it shall not be deemed to be a payment or deposit made to secure the performance of Tenant's obligations under this Agreement.

6. Utilities: Tenant shall pay for all utilities and/or services supplied to the Premises, except those designated in Section J. In the event of any --- in the payment of rent by Tenant, if feasible, Landlord may instruct any utility company, henceforth, to charge any utilities, so designated, to Tenant to place the same in Tenant's name. Tenant shall pay for all such utilities thereafter.


Form No. 17 - Unfurnished Apa
(Form No. 17 plus Form No. 17A                       - Furnished Apartments)

(C)Apartment Association of Los Angeles County, Inc. - 1975
557 South Oxford Avenue, Los Angeles, California 90026  Telephone 384-4131